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                                  EXHIBIT 23.3


                        CONSENT OF INDEPENDENT AUDITORS



          We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of IVI Checkmate Corp. for the registration of 307,407 shares of its common stock and to the incorporation by reference therein of our report dated February 12, 1998, with respect to the financial statements of International Verifact Inc. for the years ended December 31, 1997 and 1996, included in Amendment No. 2 to International Verifact Inc.'s Annual Report (Form 20-F) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.


                                                COOPERS & LYBRAND


Toronto, Canada
July 21, 1999